CONTRACT FOR OPTION TO PURCHASE INTERST

This Contract is entered into this    day of May, 2000, between Mark
Fincannon d/b/a ISP LIVE of 327 Dahlonega Road, Suite 401, Cumming, Georgia 30040 (hereinafter called "ISP" and Kingdom Vision Network, Inc., 2033 East Warner Road, Suite 112, Tempe, AZ 85284 (hereinafter called "KVN"), WITNESSETH:

WHEREAS, ISP has launched an internet portal use and services company, including VISP services, web design and e-commerce services; and

WHEREAS, KVN is a television/multimediall network who has a use for internet portal use and services as well as VISP services, web design and e-commerce services; and

WHEREAS, both parties deem it desirable to enter into a contract for their mutual benefit which will allow KVN to use the services provided by ISP for itself and its subsidiaries and will allow ISP to receive financial and business help from KVN and its subsidiaries which in due time and allow for the purchase of an interest in ISP by KVN so that ISP would become a subsidiary of KVN.

NOW THEREFORE, in consideration for the mutual promises set forth herein, it is agreed by and between ISP and KVN as follows:

1. Description of Work. ISP will provide portal use and services together with VISP services, web design and e-commerce services to KVN per invoiced services at the standard rate for such services which KVN will promptly pay.

2. Funding. KVN will provide funding and business assistance as needed by ISP from each stock offering of KVN as long as ISP is having positive growth.

3. Shared Revenues. ISP will provide KVN with the following percentages of gross profits on a monthly basis from the products and services provided by ISP. On all business they obtain form all clients.

Direct Advertising:
Rate Plan 1    10%
Rate Plan 2-3  .5%
Rate Plan 4-5  .1%

Portal Customization (design)

Web Site Design   .05%
Web Site Housing  .05%
Miscellaneous Commissions from Partnership  10%
Miscellaneous Setup Fees (not covered elsewhere)  10%
Miscellaneous Monthly Support Services (not covered elsewhere)  10%
Portal (leased)
Plans 1-3    .05%
Portal (licensed owner)  .05%
V199 Services
Client Set up Fee  .05%
Per User
Rate Plans 1-5  10%
Rate Plan 6-  .05%
User Setup Fee
Rate Plans 1-2  10%
Rate Plan 3  .05%
e-commerce Mail  10%
e-commerce storefront (design)
Rate Plans 1-3  10%
Monthly News Feed (Lifeline News)
Basic/Full Service  10%

4. Accounting. ISP shall provide to KVN with its payments of the shared revenues set forth above an accounting of the income upon which the shared income amounts are based. The payments thereof shall be made by the 30th (0r end of the month) day of the month following the month that the sales ere made which made up the shared revenues.

5. Sale of ISP. During the term of this contract, ISP shall not sell or enter into any contract for sale without first notifying KVN and granting KVN the first right of refusal as to the purchase of ISP or an interest therein per terms proposed by ISP on May 7, 2000. It is understood that such right of purchase shall be for a period of two
(2) years from the date hereof. Both parties agree to seek an equitable purchase upon terms to be agreed upon by the parties.

6. Duration and Termination. This agreement shall be effective upon the signing of this contract and shall run for a period of two years from the date hereof. Before the end of the two years period, the parties shall enter into negotiations concerning a merger or shall agree that this contract shall terminate at the end of such period.

7. Governing Law. This contract shall be governed by the law of the State of Georgia.

IN WITNESS WHREOF; the parties have executed this Contract the day and year first above mentioned.

/s/Mark Fincannon d/b/a ISP LIVE (ISP)
   Mark Fincannon

Kingdom Vision Network, Inc. (KVN)
/s/Carl Thompson
Vice President/Corporate Development

THE FOLLOWING INFORMATION IS STRICKLY PROPRIETARY AND CONNOT BE MADE ACCESSIBLE TO ANYONE OTHER THAN PRINCIPLES IN THE KINGDOM VISION
NETWORK AND ISP LIVE!

The following figures represent the current Gross Profit percentages on their respective activities.

Direct Advertising:

Rate Plan 1   -10%
Rate Plan 2  -..05%
Rate Plan 3  -..05%
Rate Plan 4  -.01%
Rate Plan 5  -.01%

Portal Customizations (design):
*100%

*Some portal customizations include amounts for 3rd party software that we purchase on behalf of the client and should not be a part of the overall Gross Sales figure because it is not income for ISP LIVE!

Web Site Design:

*..05%

*Some Web site design quotes include amounts for 3rd party software that we purchase on behalf of the client and should not be a part of the overall Gross Sales figure because it is not income for ISP LIVE!

Web Site Hosting:

 ..05%

Miscellaneous Commissions from Partnerships (received):

10%

Miscellaneous Setup Fees (not covered elsewhere):

10%

Miscellaneous Monthly Support Services (not covered elsewhere):

10%

The following figures are actual Gross Profit revenue for their respective services.

Portal (leased)
Plan 1 - $1,296.00  -..05%
Plan 2 - $  995.00  -..05%
Plan 3 - $  893.00  -..05%

Portal (licensed owner):
$1,600.00  -..05%

VISP SERVICES

Client Setup Fees:

W/portal  - $2,495.00  -..05%
W/o portal -$  700.00  -/.05%

Per User:
Rate Plan 1 - $2.75  -10%
Rate Plan 2 - $2.45  -10%
Rate Plan 3 - $1.50  -10%
Rate Plan 4 - $1.50  -10%
Rate Plan 5 - $2.00  -..05%
Rate Plan 6 - $0.75  -..05%
Rate Plan 7 - $0.50  -..05%

User Setup Fee:

Rate Plan 1 - $2.00  -10%
Rate Plan 2 - $1.50  -10%
Rate Plan 2 - $0.50  -10%
e-Commerce Mall

$14,900.00   -10%

e-Commerce Storefront (design)

Rate Plan 1 - $3,930.00  -10%
Rate Plan 2 - $1,520.00  -10%
Rate Plan 3 - $  303.20  -10

e-commerce Storefront (Monthly Lease)

Plan 1 - $25.75  -10%
Plan 2 - $35.25  -10%
Plan 3 - $81.75  -10%

Monthly News Feed (Lifeline News)

Basic Services - $59.00  -10%
Full Services  - $149.00 -10%